Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

HEICO Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value	(1)	457(r)		$		$0.0001381	$
Fees to be Paid	Equity	Class A Common Stock, $0.01 par value	(2)	457(r)				0.0001381
Fees to be Paid	Equity	Preferred Stock	(3)	457(r)				0.0001381
Fees to be Paid	Debt	Debt Securities	(4)	457(r)				0.0001381
Fees to be Paid	Other	Depositary Shares	(5)	457(r)				0.0001381
Fees to be Paid	Other	Warrants	(6)	457(r)				0.0001381
Fees to be Paid	Other	Units	(7)	457(r)		$		$0.0001381	$

Total Offering Amounts:							$0.00			0.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities.

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, HEICO Corporation (the “Registrant”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.
(2)	See Footnote 1.
(3)	See Footnote 1.
(4)	See Footnote 1.
(5)	See Footnote 1.
(6)	See Footnote 1.
(7)	See Footnote 1.